   As filed with the Securities and Exchange Commission on February 27, 1998.

                                                   Registration No. 333-_____

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                HESKA CORPORATION
             (Exact name of registrant as specified in its charter)



         Delaware                                      77-0192527
-----------------------------                  ----------------------------
State or other jurisdiction of                        I.R.S. Employer
incorporation or organization)                      Identification No.)

   1825 Sharp Point Drive
  Fort Collins, CO 80525                                 80525
-----------------------------                  -----------------------------
   (Address of Principal                               (Zip Code)
     Executive Offices)


                 1997 STOCK INCENTIVE PLAN OF HESKA CORPORATION
   ------------------------------------------------------------------------
                            (Full title of the plan)


                                                         Copy to:
       FRED M. SCHWARZER                             KAREN A. DEMPSEY
President and Chief Executive Officer            Pillsbury Madison & Sutro LLP
       Heska Corporation                                 P.O. Box 7880
     1825 Sharp Point Drive                         San Francisco, CA 94120
     Fort Collins, CO 80525                            (415) 983-1000
       (970) 493-7272
-----------------------------                   -----------------------------
 (Name, address and telephone
  number, including area code,
     of agent for service)



                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
     Title of                      Amount                 Proposed Maximum              Proposed                    Amount of
   Securities To                    To Be                  Offering Price           Maximum Aggregate             Registration
   Be Registered                Registered(1)               per Share(2)            Offering Price(1)                  Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock,                      942,701                     $11.125                 $10,487,549                   $3,094
    $0.001 par value
----------------------------------------------------------------------------------------------------------------------------------


(1)   Calculated pursuant to General Instruction E on Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the Nasdaq National Market on February 23, 1998.

                                -----------------

      The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                        INFORMATION REQUIRED PURSUANT TO
                        --------------------------------
                        GENERAL INSTRUCTION E TO FORM S-8
                        ---------------------------------


General Instruction E Information

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         The Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on August 21, 1997, File No. 333-34111 is hereby incorporated by reference.


Incorporation of Documents by Reference

         The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (1) The Registrant's prospectus dated February 25, 1998, filed pursuant to Rule 424(b) under the Securities Act of 1933 (in connection with Registrant's Registration Statement on Form S-1, File No. 333-44835 (the
"Form S-1 Registration Statement")), which contains the balance sheets of the Registrant as of December 31, 1996 and 1997 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995, 1996 and 1997, together with the report thereon of Arthur Andersen LLP, independent public accountants, and the statements of income and cash flows of Diamond Animal Health, Inc., for the year ended March 31, 1996, together with the report thereon of McGladrey & Pullen, LLP, independent public accountants.

         (2) The Registrant's Quarterly Reports on Form 10-Q (File No. 0-21126) for the quarters ended June 30 and September 30, 1997; the Registrant's Current Report on Form 8-K (File No. 0-22427) filed on September 12, 1997.

         (3) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A, filed on April 24, 1997.

         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Exhibits

Exhibit
-------
Number                         Exhibit
------                         -------

 5.1        Opinion regarding legality of securities to be offered.

23.1        Consent of Independent Public Accountants.

23.2        Consent of Independent Public Accountants.

23.3        Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, Colorado, on February 26, 1998.


                                     HESKA CORPORATION



                                     By    /s/ Fred M. Schwarzer
                                       -------------------------------------
                                               Fred M. Schwarzer
                                                 President and
                                             Chief Executive Officer
                                           (Principal Executive Officer)


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred M. Schwarzer, Robert B. Grieve, William G. Skolout and Deborah E. Robbins, and each of them his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                     Name                                             Title                                  Date
                     ----                                             -----                                  ----


             /s/ Fred M. Schwarzer                    President and Chief Executive Officer       February 26, 1998
-----------------------------------------------
               Fred M. Schwarzer                      (Principal Executive Officer) and
                                                      Director



            /s/ William G. Skolout                    Chief Financial Officer (Principal          February 26, 1998
-----------------------------------------------
              William G. Skolout                      Financial and Accounting Officer)



               /s/ A. Barr Dolan                      Chairman of the Board                       February 26, 1998
-----------------------------------------------
                 A. Barr Dolan



                                       -3-





             /s/ Robert B. Grieve                     Vice Chairman of the Board                  February 26, 1998
-----------------------------------------------
            Robert B. Grieve, Ph.D.




              /s/ Lyle A. Hohnke                      Director                                    February 26, 1998
-----------------------------------------------
             Lyle A. Hohnke, Ph.D.




              /s/ Denis R. Pomroy                     Director                                    February 26, 1998
-----------------------------------------------
                Denis R. Pomroy




            /s/ Lynnor B. Stevenson                   Director                                    February 26, 1998
-----------------------------------------------
          Lynnor B. Stevenson, Ph.D.




               /s/ Guy L. Tebbit                      Director                                    February 26, 1998
-----------------------------------------------
                 Guy L. Tebbit



                                INDEX TO EXHIBITS
                                -----------------


Exhibit
-------
Number                              Exhibit
------                              -------

 5.1         Opinion regarding legality of securities to be offered.

23.1         Consent of Independent Public Accountants.

23.2         Consent of Independent Public Accountants.

23.3         Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).


                                       -5-